UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2021

Nkarta, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39370	47-4515206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 102 South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 582-4923

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKTX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On January 14, 2021, Nkarta, Inc. (the “Company”) entered into a Third Amendment to Lease (the “Amendment”) by and between the Company and HCP Life Science REIT, Inc. (the “Landlord”), which amends that certain Lease, dated as of May 29, 2018 (as amended from time to time, the “2018 Lease”), by and between the Company and the Landlord, for office and laboratory space in South San Francisco, California (the “2018 Leased Premises”). The Amendment expands the 2018 Leased Premises to include approximately an additional 5,601 square feet of space in Suite 201 and Suite 203 (the “Third Expansion Premises”) on the second floor of the Company’s headquarters at 6000 Shoreline Court in South San Francisco, California (the “Building”) for a total of 34,070 square feet, at the monthly base rent for the Third Expansion Premises indicated in the table below:

Period	Monthly Base Rent
April 1, 2021 – March 31, 2022	$18,203.25
April 1, 2022 – March 31, 2023	$18,840.36
April 1, 2023 – March 31, 2024	$19,499.78

The term for the Third Extension Premises commences on April 1, 2021 and expires on March 31, 2024. The other terms of the 2018 Lease remain unchanged.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nkarta, Inc.

Date: January 19, 2021	By:	/s/ Nadir Mahmood
Nadir Mahmood
Chief Financial and Business Officer